PRELIMINARY PROXY MATERIALS


                         SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ( )
Filed by a Party other than the Registrant (X)

Check the appropriate box:

(X)  Preliminary Proxy Statement          ( )  Confidential, for use of
                                               Commission only (as
( )  Definitive Proxy Statement                permitted by Rule 14a-6(e)(2))
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                     PRIME MOTOR INNS LIMITED PARTNERSHIP
-----------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

                         PRIME-AMERICAN REALTY CORP.
-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

(X)  No fee required.
( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


                        CALCULATION OF FILING FEE

 Title of Each Class of  Aggregate Number of  Per Unit Price or   Proposed Maximum   Amount of Filing
   Securities to which   Securities to which   Other Underlying  Aggregate Value of        Fee
   Transaction Applies   Transaction Applies       Value of          Transaction
                                                 Transaction





( )  Fee paid previously with preliminary materials:  $_____.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount previously paid: $______
     2) Form, Schedule or Registration Statement No.: ___________
     3) Filing Party: ___________
     4) Date Filed: _____________




                         PRIME-AMERICAN REALTY CORP.
           GENERAL PARTNER OF PRIME MOTOR INNS LIMITED PARTNERSHIP
                                 P.O. BOX 230
                         HAWTHORNE, NEW JERSEY 07507


                                                      February 18, 1998


To the Holders of Units of Limited Partnership Interest:

     By now you have received the Notice of the adjournment of the Special Meeting of Limited Partners of Prime Motor Inns Limited Partnership (the "Partnership"), to February 24, 1998 at 6:00 P.M., New York City time, at the Garden Room, Southgate Tower Hotel, 371 Seventh Avenue, New York, New York 10001. In addition, you should also have received a proxy statement, supplemental proxy materials and a form of proxy from Davenport Management Corporation ("DMC"). Please note that this Special Meeting was not called by Prime-American Realty Corp. ("PARC"), the General Partner of the Partnership, but by DMC on behalf of a group of dissident Unitholders who are seeking to remove PARC as General Partner and to name DMC as the new General Partner of the Partnership. The Special Meeting was adjourned because DMC has thus far been unable to obtain the required vote to remove PARC.

     The General Partner believes that the DMC program, including its so-called "Plan of Action," is a thinly-veiled attempt to acquire control of the assets of the Partnership without paying you anything for your equity and without a coherent business or financing plan that can preserve the value of your investment. Indeed, the "Plan of Action" acknowledges the prospect of self-dealing transactions with one of the dissident Unitholders--including transactions that would further leverage the Partnership, or dilute your equity, through the acquisition of hotel properties from that Unitholder. This Unitholder is already subject to judgments against him of more than $6 million to the Federal Deposit Insurance Corporation for default on a financial obligation and of several hundred thousand dollars to the New York City Department of Finance for unpaid taxes. EVEN WORSE, BECAUSE THE SO-CALLED "PLAN OF ACTION" DOES NOT OFFER A COHERENT PLAN TO FINANCE THE RENEWAL OF THE "HOLIDAY INN" FRANCHISES, IT COULD RESULT IN THE LOSS OF THE "HOLIDAY INN" FRANCHISE, A DEFAULT UNDER THE PARTNERSHIP'S MORTGAGE LOANS AND THE DESTRUCTION OF YOUR EQUITY VALUE.

 THE GENERAL PARTNER URGES YOU TO REJECT EACH OF THE DMC PROPOSALS BY VOTING
               "AGAINST" ALL PROPOSALS ON THE BLUE PROXY CARD.

       IF YOUR UNITS ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM,
           ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF.
 PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS
      FOR A BLUE PROXY CARD TO BE VOTED "AGAINST" ALL THE DMC PROPOSALS.
        IF YOU HAVE QUESTIONS OR NEED ASSISTANCE IN VOTING YOUR UNITS,
     PLEASE CONTACT THE FIRM ASSISTING US IN THE SOLICITATION OF PROXIES:

                           GEORGESON & COMPANY INC.
                              WALL STREET PLAZA
                              NEW YORK, NY 10005

                          TOLL-FREE:  1-800-223-2064
                     BANKS & BROKERS CALL:  212-440-9600
                     INTERNET:  HTTP://WWW.GEORGESON.COM


     The General Partner is following a realistic plan of action that will protect the Unitholders' equity through an alternative transaction to the sell the Partnership's interest in its hotel properties to Servico, Inc., for $8 million in cash. The net proceeds of the transaction will be distributed to the Unitholders promptly after closing. This transaction is achievable and represents an assured return to the Unitholders.

     The DMC proposals, and the General Partner's reasons for urging rejection of those proposals, are more completely described in the accompanying Proxy Statement. I urge you to review carefully the Proxy Statement.

                              Sincerely,


                              PRIME-AMERICAN REALTY CORP.





                         PRIME-AMERICAN REALTY CORP.
                                 P.O. BOX 230
                         HAWTHORNE, NEW JERSEY 07507


                     SPECIAL MEETING OF LIMITED PARTNERS
                                      of
                     PRIME MOTOR INNS LIMITED PARTNERSHIP
                              February 24, 1998

                               PROXY STATEMENT
                         ___________________________

     This Proxy Statement is being furnished to holders of units of limited partnership interest ("Units") in Prime Motor Inns Limited Partnership, a Delaware limited partnership (the "Partnership"), by Prime-American Realty Corp., a Delaware corporation ("PARC"), as the general partner of the Partnership (the "General Partner"). PARC is soliciting the proxies of Unitholders to vote against, or abstain from voting in connection with, or to revoke proxies previously given for, proposals made by Davenport Management Corporation ("DMC"). Those proposals are to be considered at the Special Meeting of Limited Partners (the "Special Meeting") that has been adjourned to February 24, 1998, at 6:00 P.M. local time, at the Garden Room, Southgate Tower Hotel, 371 Seventh Avenue, New York, New York 10001, and any adjournments or postponements thereof.

     At the Special Meeting, the Limited Partners will be asked to consider and vote on (i) the removal of PARC as General Partner, (ii) the election of DMC as the replacement General Partner, (iii) the request that PARC prepare and submit to the Limited Partners a proposal for the conversion of the Partnership to a corporation and (iv) the adjournment of the Special Meeting if there are not sufficient votes to remove PARC (so that DMC may solicit additional votes).

     All information contained in this Proxy Statement concerning the Partnership, AMI and the operations and properties of AMI has been furnished by the General Partner. No person is authorized to make any representation with respect to the matters described in this Proxy Statement other than those contained herein and, if given or made, such information or representation must not be relied upon as having been authorized by the Partnership or the General Partner or any other person.

                    _____________________________________


     THIS PROXY STATEMENT IS FIRST BEING MAILED OR DELIVERED TO THE LIMITED PARTNERS AND UNITHOLDERS ON OR ABOUT FEBRUARY __, 1998. A SOLICITATION WAS FIRST MAILED OR DELIVERED TO THE LIMITED PARTNERS AND UNITHOLDERS PURSUANT TO RULES 14A-11 AND 14A-12 UNDER THE SECURITIES EXCHANGE ACT OF 1934 ON OR ABOUT JANUARY 16, 1998.

                    _____________________________________

            THE DATE OF THIS PROXY STATEMENT IS FEBRUARY __, 1998.



                        TABLE OF CONTENTS


                                                                        PAGE
                                                                        ----
THE SPECIAL MEETING . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     General  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Matters to Be Considered . . . . . . . . . . . . . . . . . . . . . . . 1
     Recommendations of the General Partner . . . . . . . . . . . . . . . . 1
     Record Date; Units Entitled to Vote  . . . . . . . . . . . . . . . . . 1
     Vote Required  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
     Effect of Abstentions  . . . . . . . . . . . . . . . . . . . . . . . . 2
     Proxies; Proxy Solicitation  . . . . . . . . . . . . . . . . . . . . . 2
     No Appraisal Rights  . . . . . . . . . . . . . . . . . . . . . . . . . 3
THE DMC PROPOSALS AND ITS "PLAN OF ACTION"  . . . . . . . . . . . . . . . . 4
     DMC's Plan to Remove PARC as General Partner . . . . . . . . . . . . . 5
     DMC's Financing Plans  . . . . . . . . . . . . . . . . . . . . . . . . 5
     DMC's Plan to Renegotiate "Holiday Inn" Arrangements . . . . . . . . . 6
     DMC's Plan to Sell and Replace Properties  . . . . . . . . . . . . . . 6
     The DMC "Plan of Action" . . . . . . . . . . . . . . . . . . . . . . . 7
     DMC's Plan for Immediate Conversion of the Partnership
        to a Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . 7
     The Real Beneficiary of DMC's Plan . . . . . . . . . . . . . . . . . . 7
AN ALTERNATIVE TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . 8
THE GENERAL PARTNER'S RECOMMENDATION  . . . . . . . . . . . . . . . . . . . 9




                           THE SPECIAL MEETING

GENERAL

     This Proxy Statement is being furnished to Unitholders in connection with the solicitation by PARC of votes against, abstentions in connection with, or the revocation of proxies previously given for, the proposals made by DMC. Those proposals are to be considered at the Special Meeting that has been adjourned to February 24, 1998 at 6:00 p.m., local time, at the Garden Room, Southgate Tower Hotel, 371 Seventh Avenue, New York, New York 10001, and at any adjournment or postponement thereof. This Proxy Statement is first being mailed to Limited Partners and Unitholders on or about February __, 1998. A solicitation was first mailed or delivered to the Limited Partners and Unitholders pursuant to Rules 14a-11 and 14a-12 under the Securities Exchange Act of 1934 on or about January 16, 1998.

MATTERS TO BE CONSIDERED

     At the Special Meeting, the Limited Partners will consider and vote on proposals made by Davenport Management Corporation ("DMC") to (i) remove PARC as General Partner, (ii) to elect DMC as the replacement General Partner,
(iii) to request that PARC prepare and submit to the Limited Partners a proposal for the conversion of the Partnership to a corporation and (iv) to adjourn the Special Meeting if there are not sufficient votes to remove PARC (so that DMC may solicit additional votes). The proposals submitted by DMC, and DMC's reasons for its proposals, are set forth in a proxy statement first distributed by DMC on or about December 23, 1997, as supplemented by additional materials first distributed by DMC on or about February 9, 1998.

RECOMMENDATIONS OF THE GENERAL PARTNER

 The General Partner, believes that the Partnership has immediate needs that, if not addressed, subject the Partnership to the risk of the loss of its properties and the destruction of the Unitholders' equity. The General Partner believes that the DMC proposals do not provide a coherent program to address the pressing needs of the Partnership, involve grave risks to the Unitholders and are not in your best interests. THE BOARD OF DIRECTORS OF THE GENERAL PARTNER UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE AGAINST APPROVAL OF EACH OF THE DMC PROPOSALS. The Board of Directors also recommends that the Unitholders not take any action until they have considered the proposal for the sale of the Partnership's principal asset to Servico, Inc. and its affiliates (collectively, "Servico") and the subsequent dissolution of the Partnership, to be described in other proxy solicitation materials to be distributed to the Limited Partners and the Unitholders as soon as practicable. See "An Alternative Transaction" below.

RECORD DATE; UNITS ENTITLED TO VOTE

     The General Partner, at the request of DMC, fixed the close of business on December 5, 1997 as the record date (the "Record Date") for determining the Unitholders who are entitled to notice of, and to vote on the matters to be acted on at, the Special Meeting. As of the Record Date, 4,000,000 Units were outstanding.

VOTE REQUIRED

     Pursuant to the Partnership Agreement, the approval of DMC's proposal to remove PARC as General Partner requires the consent of Limited Partners who collectively hold the right to vote more than 80% of all Units and the approval of DMC's other proposals requires the consent of Limited Partners who collectively hold the right to vote more than 50% of all Units.

EFFECT OF ABSTENTIONS

     For purposes of determining approval of the DMC proposals at the Special Meeting, abstentions will have the same legal effect as a vote "against" the proposals.

PROXIES; PROXY SOLICITATION

     The voting of proxies in favor of the DMC proposals is described in the proxy statement and form of proxy distributed by DMC. Unitholders who do not support a DMC proposal can (1) vote "AGAINST" or "ABSTAIN" on the form of proxy distributed by DMC, or (2) abstain (which has the same effect as voting against the DMC proposals) by not returning the DMC proxy, (3) vote "AGAINST" on the blue proxy card enclosed herewith and returning that proxy card to PARC, c/o Georgeson & Company Inc., Wall Street Plaza, New York, NY 10005 as described in this proxy statement. Unitholders who have voted for the DMC proposals and wish to change their vote can do so by (a) giving written notice of the revocation of their proxy to DMC c/o Regan & Associates, Inc., 15 Park Row, New York, NY 10038, or (b) giving Regan & Associates, Inc. a later-dated proxy showing a vote "AGAINST" or "ABSTAIN", or (c) giving a later dated blue proxy card (enclosed with this proxy statement) marked "AGAINST" or "ABSTAIN" to Georgeson & Company Inc., as described above, or
(d) attending the Special Meeting in person and casting a ballot. If your Units are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf. Please contact the person responsible for your account and give instructions for a blue proxy card to be voted "AGAINST" ALL the DMC proposals. If you have questions or need assistance in voting your shares, please contact Georgeson & Company Inc. at the address set forth above or telephone, toll-free, to 1-800-223-2064 (banks and brokers call 212-440-9600).

     This Proxy Statement is being distributed on behalf of PARC and officers and directors of PARC may solicit Unitholders to vote against the DMC proposals, to abstain from voting in connection with, or to revoke proxies previously given for the DMC proposals. Such solicitation may be made by personal interview, telephone, telegram, mail or other means of communication. In addition, PARC has retained Georgeson & Company Inc. to assist in forwarding this Proxy Statement and the solicitation of Unitholders to vote against the DMC proposals, to abstain from voting in connection with, or to revoke proxies previously given for the DMC proposals The Partnership will bear the expenses of such solicitation. The officers and directors of PARC will not be additionally compensated for their solicitation of consents, but may be reimbursed for their out-of-pocket expenses incurred in connection with such solicitation. PARC will pay Georgeson & Company Inc. fees expected to aggregate approximately $30,000 as compensation for its services and, in addition, will reimburse Georgeson & Company Inc. for out-of-pocket expenses incurred in connection with such services. Record holders of Units who forward soliciting material to the beneficial owners of Units held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

NO APPRAISAL RIGHTS

     If the owners of more than the required percentage of the outstanding Units consent to vote to approve the DMC proposals, all Unitholders will be bound by such approval (including those Unitholders who do not vote to approve). Conversely, if the owners of the required percentage of the outstanding Units do not consent to vote to approve the DMC proposals, all Unitholders will be bound by such failure (including those Unitholders who do vote to approve). Non-consenting Unitholders are not entitled to any rights of appraisal or similar rights that may be available to dissenting shareholders in a corporation.




                  THE DMC PROPOSALS AND ITS "PLAN OF ACTION"

     In its proxy statement, DMC proposes removing PARC, and admitting DMC, as General Partner of the Partnership, and outlines what it calls a "Plan of Action" for the operation of the Partnership's subsidiary, AMI Operating Partners, L.P. ("AMI"), and the full-service motor hotels ("Inns") owned by AMI. PARC thinks that those proposals and the AMI "Plan of Action" reflect a lack of preparation or appreciation of the business and position of the Partnership and is potentially dangerous to the Partnership and to the Unitholders' interests.

          Any effort by DMC to act as General Partner without the consent of the AMI's lenders would subject the Unitholders to the risk of acceleration of AMI's existing mortgage indebtedness (the "Loans") and foreclosure on the Inns. AMI's principal lender has advised PARC that it would not, at this time, consent to the admission of DMC as a suc-cessor General Partner. As a result, if the Unitholders did vote to remove PARC and admit DMC as a successor general partner, it is not clear when, if ever, DMC could in fact act as General Partner.

          The "Holiday Inn" franchises for 11 Inns will expire on March 2, 1998. The loss of the "Holiday Inn" franchise will have an extremely adverse impact on the operations and value of the affected Inns and will constitute an Event of Default under the Loans. Holiday Hospital Corporation ("HHC"), the franchisor of the "Holiday Inn" name and system, has extended the franchises from time to time to permit PARC to seek to arrange financing for the renewal costs and, lately, to provide time for the Unitholders to consider the Servico transaction. PARC believes that if the Unitholders voted to admit DMC as a substitute General Partner and DMC were not able to demonstrate its ability to provide assured financing for the franchise renewal costs for those Inns (and PARC does not have any indication that DMC will be able to raise financing on a timely basis, if at all), AMI will not be able to retain the "Holiday Inn" affiliation for the affected Inns.

          PARC  believes that  DMC's  proposal  to  acquire  properties  will
     subject  the  Unitholders   to  the  risks  of  excess  leverage  and/or
     substantial dilution of their interests.

          PARC believes that DMC's insistence on immediate conversion of the Partnership to corporate form will cost the Partnership time and money that need not be spent at this time, if ever.

     PARC BELIEVES THAT THE DMC PROPOSALS ARE NOT IN THE BEST INTERESTS OF THE UNITHOLDERS AND URGES THAT THE UNITHOLDERS REJECT THE DMC PROPOSALS BY VOTING "AGAINST" ALL THE DMC PROPOSALS ON THE BLUE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT.


DMC'S PLAN TO REMOVE PARC AS GENERAL PARTNER

    DMC proposes to remove PARC as the general partner of the Partnership and AMI. AMI's principal lender has advised AMI that removal and replacement of the general partner of either the Partnership or AMI requires the consent of the lenders under the Loans. However, while DMC's proxy statement states that "DMC anticipates that the requisite consents...would be sought" before the replacement of PARC, AMI's principal lender has advised PARC that "based upon the information regarding the identity and background of (DMC) received to date, we would not at this time grant such consent." Replacement of PARC without the requisite consent of the lenders will constitute an Event of Default under the Loans and could result in acceleration of the Loans and present the risk of the loss of the Unitholders' equity.

DMC'S FINANCING PLANS

     DMC  proposes, as  part  of  its  "Plan  of  Action,"  to  refinance  or restructure AMI's the Loans and anticipates that that restructuring or refinancing might include the conversion of some of the existing indebtedness to equity. However, DMC has not presented to the Unitholders any actual financing proposal. DMC does not even report having any indication of interest by any financing source to provide such financing, nor does DMC indicate the terms on which such financing might be arranged (or the effect on the Unitholders of such arrangements--particularly the possible dilutive effect of the conversion of debt to equity). DMC says only that "based on the tenor of (Jerome Sanzo's) informal discussions and his knowledge of both the capital markets and of the hotel industry and hotel finance, . . . obtaining such financing might be possible..." (emphasis added).

     PARC, however, has been in discussions with AMI's existing lenders and other debt and equity investors since mid-1995 seeking to arrange financing for the product improvement programs ("PIPs") and franchise renewal fees to maintain AMI's expiring "Holiday Inn" franchises and/or to refinance AMI's existing indebtedness on terms that would provide financing for the franchise renewals or would enable AMI to generate internally the required funding. AMI has met with numerous financing sources, including the existing lenders, conventional mortgage lenders, and sponsors of securitization and conduit transactions. AMI's existing lenders have declined to provide additional financing, have refused to convert any portion of the existing debt to equity or to sell the existing debt at a discount, have refused to allow any of net proceeds of sale of Inns to be applied to fund PIPs or other franchise renewal fees, and have not agreed to permit any additional indebtedness.

     Despite extensive efforts from 1995 through the end of September, 1997, PARC did not receive any financing proposals that would have provided sufficient financing or that PARC considered in the best interests of the Unitholders. While PARC did receive some financing proposals, those proposals were in the nature of preliminary indications of interest, rather than definitive proposals, and would not have provided funds sufficient to repay the Loans, let alone finance franchise renewal costs. In any event, those proposals were contingent upon the existing debt being purchased at a discount (which the existing lenders have told PARC they will not consider) and required that the new lenders receive a substantial equity interest in the Partnership or AMI, to the detriment of the Unitholders. Based on its experience, PARC believes that it is unlikely that DMC will be able to arrange adequate financing on terms that are not disadvantageous to the Unitholders. And without financing, the Unitholders face the imminent loss of the Inns and their entire investment.

DMC'S PLAN TO RENEGOTIATE "HOLIDAY INN" ARRANGEMENTS

    DMC states in its proxy statement that it will "attempt to negotiate appropriate arrangements with (HHC)," including short-term franchise extensions for Inns that will be sold, long-term extensions for the retained Inns and an agreement regarding the PIPs. PARC has already negotiated satisfactory arrangements with HHC and DMC never suggests what "appropriate arrangements" it might negotiate or how those arrangements would differ from those that PARC has already negotiated. HHC was willing to permit the Inns that are to be sold to remain in the "Holiday Inn" system for a reasonable period, not beyond June, 1998, in order to permit an orderly sale; HHC had agreed to franchise renewals for the other Inns, subject to payment of re-newal fees and the availability of funding for required PIPs; HHC had reached substantial agreement with PARC on the nature and magnitude of, and the schedule for, the PIPs for the renewed Inns; and HHC granted AMI extensions of the franchises to allow time for the previously-announced transaction with Servico, Inc. to be considered by the Unitholders.

    Based on PARC's extensive negotiations with HHC and HHC's consistent policies and practices, PARC thinks that there is no reason to believe that DMC will be able to negotiate terms different from those already negotiated by PARC. Further, PARC believes, also based on its extensive negotiations with HHC and HHC's consistent policies and practices, that if DMC is not able to demonstrate its ability to provide assured financing for the PIPs and franchise renewal fees, HHC will not grant further extensions of the expiring franchises. Based on DMC's apparent lack of any firm financing plan, PARC believes that if the DMC "Plan of Action" is implemented, the Unitholders face the very real risk of the loss of the "Holiday Inn" franchises (and the loss of the Unitholders' equity) in the near term.

DMC'S PLAN TO SELL AND REPLACE PROPERTIES

     Though DMC states in its proxy statement that the replacement of underperforming Inns is "a key element of revamping the Partnership's operations," DMC merely repeats PARC's existing plans for the sale of underperforming Inns. Furthermore, DMC does not address the fact that the net proceeds of the sale of Inns must be applied to the repayment of existing debt and cannot be used to acquire replacement properties. DMC appears to assume that the Partnership, after being converted to a corporation, could acquire additional properties either with additional debt (leveraging the new property 100%) or simply by issuing additional equity. Though DMC states that the Partnership is over-leveraged, it does not give any indication of the impact of 100% leverage (if that financing is in fact available) for its new acquisition. Nor does DMC give any indication of how badly the existing Unitholders would be diluted by the issuance of additional equity for acquisitions (though common sense suggests that the interests of existing Unitholder would probably be substantially diluted).

THE DMC "PLAN OF ACTION"

     PARC believes that DMC's own description in its proxy statement of its "Plan of Action" makes clear that DMC has not performed the analysis and review of the operations of the Partnership sufficient to support its election as the General Partner. DMC states:

          "... Neither DMC nor any person acting on its behalf has  performed or caused to be performed any analysis of the extent to which (Partnership) expense reduction and control could be effected."

          "...  DMC has  not conducted  such  review (of  the W&H  Management
               Agreement and the Consulting Services Agreement) and cannot predict the outcome of the review, if conducted."

          While DMC lists its "Plan of Action", it admits that "... there can be no assurance that any of the objectives could be attained."

DMC'S PLAN FOR IMMEDIATE CONVERSION OF THE PARTNERSHIP TO A CORPORATION

     DMC recites at some length in its proxy statement the desirability of converting the Partnership to corporate form (in some measure merely repeating the disclosures heretofore made by PARC in its Quarterly Reports in
1997). However, there is no tax benefit to the conversion and many of the purported benefits (such as the statement that the new corporation would have greater access to the capital markets) are asserted without support and appear intended merely to provide a basis for other elements of DMC's "Plan of Action."

     The formulation of the structure of the new corporation and the development of the most tax-efficient mechanism for the conversion, and the submission of the proposal to the Unitholders and the lenders for their approval, will cost the Partnership time and money. However, the Partnership has entered into an agreement with Servico to sell the Partnership's interest in AMI to Servico and to dissolve. If the Unitholders approve that sale and dissolution, it will not be necessary to expend the Partnership's limited funds to consider conversion or to convert to corporate form.

THE REAL BENEFICIARY OF DMC'S PLAN

     DMC's proxy statement states that, as part of DMC's plan to replace "underperforming Inns," Jerome Sanzo, President of DMC, had "explored certain hotel properties ... as potential acquisition candidates" and "has had discussions with Martin W. Field ... concerning several profitable hotels owned or controlled by him." That proxy statement indicates that certain of DMC's proxy solicitation expenses have been advanced to DMC by Martin W. Field and that "DMC may seek reimbursement from the Partnership for such fees and expenses, and ... does not intend to seek limited partner approval for such reimbursement ... unless such approval is required under Delaware law." In addition, the DMC proxy statement says that "in view of Mr. Field's experience and his present ownership of hotels, ... DMC might consider engaging the services of Mr. Field either directly or through entities controlled by Mr. Field, to manage or participate in the management of the Partnership's Inns." Finally, DMC says in its proxy statement that, if the Partnership converts to corporate form, "Mr. Field may be considered as a potential candidate to serve on the Board of Directors of (the new corporation) or as a consultant to (the new corporation)." During the summer and early fall of 1997 Mr. Field and his wife acquired an approximately 4% stake in the Partnership, and a trust established by Mr. Field for his children acquired an approximately 3% stake in the Partnership. All in all, it appears to PARC that a principal consequence of the DMC "Plan of Action" is that Mr. Field and his affiliates will take over operation of the Partnership and management of the Inns, with the prospect that they will seek to sell their properties to the Partnership.

     The judgment dockets of Federal District Courts in New York and Florida show that in 1990 the Federal Deposit Insurance Corporation recovered a judgment in Florida against Mr. Fields in the amount of $6 million for loans on which Mr. Field defaulted in connection with a real estate venture, which judgment was filed in New York in 1994. The judgment docket of the County Clerk of New York County, New York, shows that in 1991 and 1992 the New York City Department of Finance obtained several judgments against Mr. Fields, totaling several hundred thousand dollars, for occupancy taxes unpaid by a real estate venture.


                          AN ALTERNATIVE TRANSACTION

     As reported to the Unitholders in the Quarterly Report on Form 10-Q for the third quarter of 1997, PARC concluded that, because AMI had been unable to raise the financing needed to finance the renewal of the "Holiday Inn" franchises, there was an immediate risk of loss of the "Holiday Inn" affiliation, decline in the value of the Inns and default under the Priming and Mortgage Loans. In order to preserve Unitholder value, the Partnership entered into an agreement to sell its limited partnership interest in AMI to Servico for $8,000,000 in cash. Immediately following that transaction (and as required by the terms of the agreement with Servico), the Partnership is to dissolve and distribute the sale proceeds (net only of any taxes on the sale and expenses not borne by AMI) to the Unitholders.

     The sale of the Partnership's interest in AMI and the Partnership's subsequent dissolution both are subject to the consent of the Unitholders. The Partnership has filed with the Securities and Exchange Commission, and in the near future will distribute to the Unitholders, proxy materials in connection with the solicitation of consents to that sale and dissolution.


                     THE GENERAL PARTNER'S RECOMMENDATION

     The Board of Directors of the General Partner's has unanimously determined that, for the reasons set forth above, the DMC proposals will not address the financing and operating needs of AMI and the Inns or protect the interests of the Unitholders. THE GENERAL PARTNER URGES THAT THE UNITHOLDERS RETURN THE BLUE PROXY CARD ENCLOSED WITH THIS PROXY STATEMENT MARKED "AGAINST." If your Units are held in the name of a bank or brokerage firm, only that firm can execute a proxy card on your behalf. Please contact the person responsible for your account and GIVE INSTRUCTIONS FOR A BLUE PROXY CARD TO BE VOTED "AGAINST" ALL THE DMC PROPOSALS. If you have questions or need assistance in voting your shares, please contact Georgeson & Company Inc., Wall Street Plaza, New York, NY 10005, or telephone, toll-free, to 1-800-223-2064 (banks and brokers call 212-440-9600). Unitholders who vote against the DMC proposals and wish to change their vote can do so by (a) giving written notice of the revocation of their proxy to PARC, c/o Georgeson & Company Inc. at the address set forth above or (b) giving Georgeson & Company Inc. a later-dated proxy showing a vote "FOR", or (c) attending the Special Meeting in person and casting a ballot.





                                    PROXY
                         PRIME-AMERICAN REALTY CORP.


     THIS PROXY IS BEING SOLICITED ON BEHALF OF PRIME-AMERICAN REALTY CORP., THE GENERAL PARTNER OF PRIME MOTOR INNS LIMITED PARTNERSHIP, FOR USE AT A SPECIAL MEETING OF LIMITED PARTNERS SCHEDULED TO BE HELD ON FEBRUARY 24, 1998.

     The undersigned hereby appoints S. Leonard Okin, Robert Familant and Seymour G. Siegel, and each of them, as proxies of the undersigned, with full power of substitution, to vote, as specified herein, all units of limited partnership interest ("Units") of Prime Motor Inns Limited Partnership (the "Partnership") owned on December 5, 1997 by the undersigned at the Special Meeting of Limited Partners to be held at 6:00 P.M., local time, on February 24, 1998, and any postponement or adjournment thereof.

           PRIME-AMERICAN REALTY CORP. RECOMMENDS A VOTE "AGAINST"
                       EACH OF THE FOLLOWING PROPOSALS:

1. PROPOSAL TO REMOVE PRIM-AMERICAN REALTY CORP. AS GENERAL PARTNER OF THE PARTNERSHIP

               (  ) FOR       (  ) AGAINST        (  ) ABSTAIN
                --             --                  --

2. PROPSAL TO APPOINT DAVENPORT MANAGEMENT CORPORATION AS THE SUBSTITUTE GENERAL PARTNER OF THE PARTNERSHIP, WITH THE SUBSTITUTION TO TAKE EFFECT ONLY IF PRIME-AMERICAN REALTY CORP. IS REMOVED AS GENERAL PARTNER

               (  ) FOR       (  ) AGAINST        (  ) ABSTAIN
                --             --                  --

3. PROPOSAL TO REQUEST THAT THE GENERAL PARTNER PREPARE AND SUBMIT TO THE LIMITED PARTNERS A PROPOSAL FOR THE CONVERSION OF THE PARTNERSHIP TO A CORPORATION

               (  ) FOR       (  ) AGAINST        (  ) ABSTAIN
                --             --                  --

4. PROPOSAL TO ADJOURN THE SPECIAL MEETING TO PERMIT FURTHER SOLICITATION OF PROXIES IN THE EVENT THAT THERE ARE NOT SUFFICIENT VOTES TO REMOVE PRIME-AMERICAN REALTY CORP. AS GENERAL PARTNER OF THE PARTNERSHIP

               (  ) FOR       (  ) AGAINST        (  ) ABSTAIN
                --             --                  --


     THE PROXIES NAMED ABOVE ARE HEREBY AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONMENT THEREOF.

     THE UNITS REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSINGED UNIT HOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "AGAINST" THE PROPOSALS SET FORTH ABOVE.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                              Dated:                             , 1998
                                        -------------------------

                              ------------------------------
                                        (Signature)

                              ------------------------------
                                            (Title)

                              ------------------------------
                                        (Signature)


                              ------------------------------
                                            (Title)

                              IMPORTANT: Each joint owner should sign. Executors, administrators, trustees and others signing in a representative capacity should give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. If a trust, please sign by the trustee (if a corporate trustee, in full corporate name by authorized officer).

PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.